SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐	Soliciting Material Pursuant to §240.14a-12

Glu Mobile Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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GLU MOBILE INC.
875 Howard Street, Suite 100
San Francisco, California 94103

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 18, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Glu Mobile Inc. (the “Company”), dated April 28, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 18, 2020. This supplement is being filed with the Securities and Exchange Commission to provide notice of a change of location of the Annual Meeting and is being made available to stockholders on or about May 26, 2020.

Except as amended or supplemented by the information contained in this supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 18, 2020

May 26, 2020

To the Stockholders of Glu Mobile Inc.:

Due to the public health impact of the coronavirus pandemic and to support the health and well-being of our stockholders and other stakeholders, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Glu Mobile Inc. (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Thursday, June 18, 2020 at 10:00 a.m. Pacific Time. In light of public health concerns regarding the coronavirus pandemic, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting in person.

As described in the proxy materials for the Annual Meeting previously distributed, the Board of Directors of the Company (the “Board”) fixed the close of business on April 20, 2020 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. Record holders of shares of the Company’s common stock, par value $0.0001 per share, at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting. To be admitted to the Annual Meeting you will need to be a stockholder of the Company as of April 20, 2020 and register at: https://viewproxy.com/glu/2020/ by 11:59 p.m. Pacific Time June 16. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. If you wish to submit a question related to the meeting, you may do so during the meeting by typing and submitting your question in the questions/chat box on the screen.

Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered at once. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available upon request by any stockholder for any purpose germane to the meeting. Requests should be sent to:

Glu Mobile Inc.
875 Howard Street, Suite 100
San Francisco, California 94103
Attention: Corporate Secretary

The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. If you have already voted, no additional action is required.

For further information regarding the matters to be acted upon at the Annual Meeting, I urge you to carefully read the Proxy Statement. The Company makes proxy materials available to our stockholders on the Internet. You can access proxy materials at www.proxyvote.com. You also may authorize your proxy via the Internet or by telephone by following the instructions on that website. In order to vote your shares via the Internet or by telephone, you must have the stockholder control number that appears on the materials sent to you.

By Order of the Board,

Scott J. Leichtner
Vice President, General Counsel and Corporate Secretary